UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRANSPORTATION & LOGISTICS SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TRANSPORTATION & LOGISTICS SYSTEMS, INC.

110 Chestnut Ridge Road, Suite 444

Montvale, NJ 07645

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August 11, 2026

TO THE STOCKHOLDERS OF TRANSPORTATION & LOGISTICS SYSTEMS, INC.:

Dear Stockholder:

The board of directors (the “Board”) of Transportation & Logistics Systems, Inc. (the “Company”, “we”, “us”, or “our”) is soliciting proxies to be used at a special meeting of stockholders (the “Special Meeting”), which will be held on Tuesday, August 11, 2026, at 10:00 a.m. Eastern Time. The Special Meeting will be conducted virtually via live webcast. To attend the Special Meeting, you must register in advance at register.proxypush.com/TLSS. The Special Meeting is being held for the following purposes:

(1) To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 5,000-for-1 (the “Reverse Stock Split”); and

(2) To approve an adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal in the event the Company does not receive the requisite stockholder vote to approve such proposal or to establish a quorum.

The foregoing items of business are more fully described in the proxy statement accompanying this notice or made available over the Internet.

Your attention is directed to the attached proxy statement accompanying this Notice for a more complete statement of matters to be considered at the Special Meeting.

The Board has fixed the close of business on June 11, 2026 as the record date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on June 11, 2026 are entitled to notice and to vote at the Special Meeting and any adjournment or postponement thereof.

It is important that your shares are represented at the Special Meeting. We urge you to review the attached proxy statement and, whether or not you plan to attend the Special Meeting, please vote your shares promptly by casting your vote via the Internet or any other provided voting option, or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy, please complete, sign, date, and return your proxy in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet, by mail or by any other option provided for voting before the Special Meeting.

By Order of the Board of Directors,

/s/ Sebastian Giordano
Sebastian Giordano
Chairman and Chief Executive Officer

Montvale, New Jersey Dated: June 29, 2026

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on August 11, 2026: Our proxy statement is available at www.proxydocs.com/TLSS.

TRANSPORTATION & LOGISTICS SYSTEMS, INC.

110 Chestnut Ridge Road, Suite 444

Montvale, NJ 07645

PROXY STATEMENT
for
SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August 11, 2026

This Proxy Statement is being furnished to stockholders of Transportation & Logistics Systems, Inc., a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on Tuesday, August 11, 2026, at 10:00 a.m. Eastern Time, virtually via live webcast, and at any adjournment or postponement thereof. To attend the Special Meeting, you must register in advance at register.proxypush.com/TLSS.

IMPORTANT: Please mark, date, and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by telephone or the Internet to assure that your shares are represented at the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement because you held shares of common stock and/or Series J Senior Convertible Preferred Stock of the Company at the close of business on June 11, 2026, the Record Date, and are therefore entitled to vote at the Special Meeting. This Proxy Statement describes the proposals on which we would like you to vote and provides information so that you can make an informed decision.

What am I being asked to vote on?

You are being asked to vote on: (1) A proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 5,000-for-1; and (2) A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1.

Who is entitled to vote?

Holders of record of our common stock and Series J Senior Convertible Preferred Stock at the close of business on June 11, 2026, the Record Date, are entitled to vote at the Special Meeting. As of the Record Date, there were 5,889,437,474 shares of common stock outstanding and 110,424 shares of Series J Senior Convertible Preferred Stock outstanding. Each share of common stock entitles its holder to one vote. Each share of Series J Senior Convertible Preferred Stock votes on an as-converted basis, with each share entitled to 100,000 votes, for an aggregate of 11,042,400,000 votes. The total number of votes entitled to be cast at the Special Meeting is 16,931,837,474.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote FOR Proposal 1 and FOR Proposal 2.

How do I vote?

You may vote in any of the following ways: By Internet: Go to www.proxypush.com/TLSS and follow the instructions until 11:59 p.m. Central Time on August 10, 2026. By Telephone: Call 1-866-883-3382 and follow the instructions until 11:59 p.m. Central Time on August 10, 2026. By Mail: Complete, sign, date, and return the proxy card in the postage-prepaid envelope provided. At the Virtual Meeting: Register in advance at register.proxypush.com/TLSS and vote online during the meeting.

Can I change my vote or revoke my proxy?

Yes. You may revoke your proxy at any time before it is voted at the Special Meeting by: (1) delivering a written notice of revocation to the Secretary of the Company; (2) submitting a later-dated proxy by Internet, telephone, or mail; or (3) attending the Special Meeting and voting online.

Who is paying for this proxy solicitation?

The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited by directors, officers, and employees of the Company by telephone, email, or in person, without additional compensation. We have engaged Equiniti Trust Company, LLC to assist in the distribution of proxy materials and the tabulation of votes.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been or may be provided directly to you by the Company or its proxy delivery service.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares in “street name.” If your shares are held in street name, these proxy materials have been or may be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What if another matter is properly brought before the Special Meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, your proxy gives authority to the designated proxy holders to vote on such matters according to their best judgment.

Is my vote confidential?

Yes, your vote is confidential. Only the proxy tabulator, designated proxies, and other persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the approval of the Reverse Stock Split Proposal; and

2.	“FOR” the approval of the Adjournment Proposal.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns a proxy card but does not indicate how the shares are to be voted on one or more proposals. If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

What is a broker non-vote?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trustee or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Any broker non-votes will be counted as shares present for purposes of determining a quorum to the extent that the brokers, banks, trustees or other nominees may use their discretionary authority to vote such shares on Proposal 1 and Proposal 2.

Each of Proposal 1 and Proposal 2 is considered a “routine” matter. A broker, bank, trustee or other nominee may be permitted to exercise its discretion with respect to a “routine” matter, which means there may be no broker non-votes in connection with either matter.

What is an abstention?

An abstention (or an “ABSTAIN” vote) is a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions will be counted as shares present and entitled to vote at the Special Meeting and therefore will be counted for purposes of determining a quorum. Generally, unless otherwise provided by applicable law or the Company’s Amended and Restated Articles of Incorporation, as amended, the Amended and Restated Bylaws, as amended, of Transportation and Logistics Systems, Inc. (the “Bylaws”), provide that an action of our stockholders (other than the election of directors) is approved by the affirmative vote of a majority of the number of shares of stock entitled to vote thereon and present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. With respect to Proposal 1, under applicable law, the votes cast for such proposal must exceed the votes cast against such proposal by the stockholders entitled to vote at the Special Meeting for approval. Abstentions and broker non-votes (if any) will have no effect on the approval of Proposal 1. With respect to Proposal 2, if a quorum is represented at the Special Meeting, the affirmative vote of a majority of the number of shares of stock entitled to vote thereon and present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter is required for approval.

How many shares must be present or represented to conduct business at the Special Meeting?

With the exception of the approval of the Adjournment Proposal, a “quorum” is necessary to conduct business at the Special Meeting. A quorum is established if a majority of the voting shares outstanding and entitled to vote at the Special Meeting are represented at such meeting, and entitled to vote thereat. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. Abstentions will be counted as present for purposes of determining a quorum at the Special Meeting. Similarly, broker non-votes will be counted as present for purposes of determining a quorum at the Special Meeting to the extent that the brokers, banks, trustees or other nominees use their discretionary authority to vote such shares on Proposal 1 and Proposal 2.

How many votes are needed for each proposal to pass?

Proposal	Vote Required for Approval by the Stockholders
No. 1 – The Reverse Stock Split Proposal	The votes cast “FOR” such proposal must exceed the votes cast “AGAINST” such proposal by the stockholders entitled to vote at the Special Meeting.

No. 2 – The Adjournment Proposal

If a quorum is represented at the Special Meeting, the votes cast “FOR” must be by a majority of the number of shares of stock entitled to vote thereon and present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter.

If a quorum is not represented at the Special Meeting, the votes cast “FOR” must be by the holders of a majority of the shares of stock entitled to vote thereof by the stockholders entitled to vote at the meeting, present in person or represented by proxy.

What are the voting procedures?

You may vote “FOR”, “AGAINST” or “ABSTAIN” on each of the proposals. You should specify your respective choices on the proxy card or vote instruction form that was delivered to you or that you may request by following the information in your Proxy Materials.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the Special Meeting?

Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of common stock. See “Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”. However, we do not believe that our officers or directors have interest in the Reverse Stock Split Proposal that are different from or greater than those of any of our other stockholders. Our officers and directors do not have an interest in Proposal 2.

Whom should I contact with other questions?

If you are a holder of the Company’s shares and have any questions about how to vote or direct a vote in respect of your securities, you may call our proxy service, Equiniti Trust Company, LLC, by telephone at 1-866-883-3382.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

1. Overview

The Board has approved, and recommends that stockholders approve, an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share, at a ratio of 5,000-for-1 (the “Reverse Stock Split”). If approved, every 5,000 shares of the Company’s issued and outstanding common stock will be automatically combined into one share of common stock. The form of the proposed amendment is attached as Annex A to this Proxy Statement.

As of May 31, 2026, the Company had 5,889,437,474 shares of common stock outstanding. If the Reverse Stock Split is approved and implemented, the number of outstanding shares of common stock would be reduced from approximately 5,889,437,474 shares to approximately 1,177,887 shares (subject to rounding up of fractional shares). The Reverse Stock Split will not change the number of authorized shares of common stock, which will remain at 50,000,000,000 shares, and will not change the par value of the common stock, which will remain at $0.001 per share.

2. Reasons for the Reverse Stock Split

The Board believes the Reverse Stock Split is desirable for several reasons:

●	Enhance Marketability. The Board believes that the Reverse Stock Split may increase the per-share trading price of the Company’s common stock, which may enhance the marketability and liquidity of the common stock.

●	Attract Institutional Investors. A higher per-share price may attract institutional investors and funds that have minimum share price requirements for investments.

●	Reduce Transaction Costs. Stockholders who hold less than 5,000 shares of common stock prior to the Reverse Stock Split will receive one whole share, which may reduce brokerage commissions and transaction costs.

●	Improve Market Perception. The Board believes the low per-share price of the Company’s common stock may impair the Company’s reputation with potential customers, partners, and investors.

The Board cannot assure you that the Reverse Stock Split will accomplish the foregoing objectives. The effect of a reverse stock split on the market price of a company’s common stock cannot be predicted with any certainty, and the history of reverse stock splits for companies in similar circumstances is varied. The market price of the Company’s common stock may be affected by other factors which may be unrelated to the Reverse Stock Split or the number of shares outstanding.

3. Certain Risks Associated with the Reverse Stock Split

●	There are a number of risks associated with the Reverse Stock Split, including the following:

●	The Reverse Stock Split May Not Increase the Stock Price Over the Long Term. There can be no assurance that the market price per share of the Company’s common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of the Company’s common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of the Company’s common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

●	The Reverse Stock Split May Decrease the Liquidity of Common Stock. The liquidity of the Company’s common stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that will be outstanding after the Reverse Stock Split, especially if the stock price does not increase as a result of the Reverse Stock Split.

●	The Reverse Stock Split May Lead to a Decrease in the Company’s Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market, and consequently the market price of the Company’s common stock may not increase following the Reverse Stock Split. Accordingly, the Company’s overall market capitalization may decrease.

4. Effects on Outstanding Shares

If the Reverse Stock Split is implemented, the principal effects will be as follows:

●	The number of shares of common stock outstanding will be reduced from 5,889,437,474 shares to approximately 1,177,887 shares.

●	The number of authorized shares of common stock will remain unchanged at 50,000,000,000 shares.

●	The par value of the common stock will remain unchanged at $0.001 per share.

●	Proportional voting rights and equity interests of all stockholders will remain unchanged (subject to adjustments for fractional shares).

●	The Reverse Stock Split will affect all stockholders uniformly and will not change any stockholder’s percentage ownership interest in the Company (except for immaterial adjustments due to the rounding up of fractional shares). The number of stockholders of record will not be affected by the Reverse Stock Split.

5. Effects on Series J Senior Convertible Preferred Stock

The Reverse Stock Split will not directly affect the number of outstanding shares of Series J Senior Convertible Preferred Stock. However, following the Reverse Stock Split, the conversion ratio of the Series J Senior Convertible Preferred Stock will be proportionally adjusted. Each share of Series J Senior Convertible Preferred Stock, which is currently convertible into 100,000 shares of common stock, will become convertible into 20 shares of common stock following the Reverse Stock Split. The aggregate number of shares of common stock issuable upon conversion of all outstanding Series J Senior Convertible Preferred Stock will be reduced from 11,042,400,000 shares to approximately 2,208,480 shares.

6. Effects on Warrants and Other Convertible Securities

The exercise price and number of shares issuable upon exercise of any outstanding warrants, options, or other convertible securities will be proportionally adjusted to reflect the Reverse Stock Split in accordance with their respective terms.

7. No Change in Par Value

The proposed Reverse Stock Split will not affect the par value of the Company’s common stock, which will remain $0.001 per share.

8. Accounting Matters

The Reverse Stock Split will not affect the Company’s total stockholders’ equity. Following the Reverse Stock Split, per share net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The Company does not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

9. Procedure for Effecting the Reverse Stock Split

If the Reverse Stock Split is approved by stockholders, the Company will file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. The Reverse Stock Split will become effective upon the filing of such Certificate of Amendment or at such later date and time as specified therein (the “Effective Time”). The Board reserves the right to abandon the Reverse Stock Split at any time prior to the Effective Time if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

10. Treatment of Fractional Shares

No fractional shares of common stock will be issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will automatically have their fractional share rounded up to the nearest whole share of common stock.

11. Exchange of Stock Certificates

If you hold shares of common stock in certificated form, you will be sent a transmittal letter by the Company’s transfer agent, Equiniti Trust Company, LLC, after the Effective Time. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-Reverse Stock Split shares to the transfer agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of whole shares of post-Reverse Stock Split common stock. Until surrendered, we will deem outstanding old certificates held by stockholders to be canceled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which the stockholders are entitled. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

12. Effect on Registered “Book-Entry” Holders

Certain stockholders may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Company’s common stock. Instead, they are provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in book-entry form with the transfer agent, you do not need to take any action to receive your post-Reverse Stock Split shares. The exchange of your pre-Reverse Stock Split shares will be handled automatically by the transfer agent. A transaction statement will be sent to your address of record as soon as practicable after the Effective Time indicating the number of post-Reverse Stock Split shares you hold.

13. Effect on Beneficial Holders (Stockholders Holding Shares Through a Broker)

If you hold your shares of common stock in “street name” through a bank, broker, or other nominee, such entity will be instructed to effect the Reverse Stock Split for your shares held in street name. However, these entities may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in street name and have any questions in this regard, we encourage you to contact your bank, broker, or other nominee.

14. Interests of Certain Persons in the Proposal

Certain of the Company’s directors and executive officers have an interest in Proposal 1 as holders of shares of common stock and/or Series J Senior Convertible Preferred Stock. However, the Board does not believe that its directors or executive officers have interests in Proposal 1 that are different from or greater than those of any other stockholder.

15. Anti-Takeover Effects

Although the Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect. Because the number of authorized shares of common stock will not be reduced as a result of the Reverse Stock Split, the Reverse Stock Split will result in a significant increase in the number of authorized but unissued shares of common stock relative to the number of outstanding shares. The availability of additional authorized shares could potentially be used by the Board to make more difficult or discourage an attempt to obtain control of the Company through a merger, tender offer, proxy contest, or otherwise.

16. Dissenters’ Rights

Under the Nevada Revised Statutes (“NRS”), stockholders do not have dissenters’ or appraisal rights with respect to the Reverse Stock Split.

17. Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below) of the Company’s common stock. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, administrative rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete analysis of all potential tax effects of the Reverse Stock Split and does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of such holder’s particular circumstances, or to holders subject to special rules (including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, holders who are not U.S. holders, holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation, holders who hold their shares as part of a hedge, straddle, constructive sale, or conversion transaction, and holders whose functional currency is not the U.S. dollar). This summary assumes that stockholders hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Stockholders should consult their own tax advisors regarding the tax consequences of the Reverse Stock Split to them in light of their particular circumstances.

For purposes of this summary, a “U.S. holder” is a beneficial owner of common stock who or that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, a U.S. holder generally will not recognize gain or loss upon the exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor. The holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A stockholder who receives an additional fraction of a share of common stock as a result of the rounding up of fractional shares may recognize gain in an amount not to exceed the excess of the fair market value of such additional stock received over the fair market value of the fractional share to which such stockholder was otherwise entitled.

THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL THE POTENTIAL TAX EFFECTS. THE COMPANY HAS NOT SOUGHT AND WILL NOT SEEK AN OPINION OF COUNSEL OR A RULING FROM THE INTERNAL REVENUE SERVICE REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS.

18. Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

ADJOURNMENT OF THE SPECIAL MEETING

If at the Special Meeting the number of shares of common stock and Series J Senior Convertible Preferred Stock present or represented by proxy and voting in favor of Proposal 1 is insufficient to approve Proposal 1, the Company intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies for approval of Proposal 1.

In this proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock and our outstanding series of preferred stock as of May 31, 2026, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our capital stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. The percentage ownership information is based on 5,889,437,474 shares of common stock, 32,374 shares of Series H Convertible Preferred Stock (the “Series H Preferred”) outstanding as of May 31, 2026 and 110,424 shares of Series J Preferred outstanding as of May 31, 2026. Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold convertible preferred stock, options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding such convertible preferred stock, options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge, by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change of control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is 110 Chestnut Ridge Road, Suite 444, Montvale, NJ 07645.

	Shares of Common Stock Beneficially Owned		Shares of Series J Preferred Beneficially Owned		Shares of Series H Preferred Beneficially Owned
Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class(1)	Amount and nature of beneficial ownership	Percent of class (2)	Amount and nature of beneficial ownership (3)	Percent of class (4)
Directors and Executive Officers
Sebastian Giordano(4)	1,655,326,443	4.99%	1,533,200,000	13.9%	-	-
Charles Benton(5)	129,836,364	2.16%	126,200,000	1.1%	-	-
John Mercadante (6)	1,891,963,637	4.99%	1,864,300,000	16.9%	-	-
Norman Newton(7)	131,336,364	2.18%	127,700,000	1.2%	-	-
All directors and executive officers as a group (4 persons)	182,062,798	14.32%	3,651,400,000	33.1%	-	-

5% Stockholders
Joseph Corbisiero(8)	502,651,844	8.54%	-	-	32,374	100%

*	less than 1%.

(1)	Applicable percentage ownership is based on 5,889,437,474 shares of common stock outstanding as of May 31, 2026.
(2)	Applicable percentage ownership is based on 110,424 shares of Series J Preferred outstanding as of May 31, 2026.
(3)	Applicable percentage ownership is based on 32,374 shares of Series H Preferred outstanding as of May 31, 2026.
(4)	Includes 122,126,433 shares of common stock held directly by Mr. Giordano and 1,533,200,000 shares of common issuable upon the conversion of 15,332 shares of Series J Preferred, at a conversion price of $0.001 per share. Mr. Giordano is prohibited from converting his shares of Series J Preferred if, after giving effect to the issuance of such shares of common stock, such holder together with its affiliates would beneficially own more than 4.99% of the outstanding common stock.
(5)	Consists of 3,636,364 shares of common and 126,200,000 shares of common issuable upon the conversion of 1,262 shares of Series J Preferred, at a conversion price of $0.001 per share.
(6)	Consists of 27,663,637 shares of common and 1,864,300,000 shares of common issuable upon the conversion of 18,643 shares of Series J Preferred, at a conversion price of $0.001 per share. Mr. Mercadante is prohibited from converting his shares of Series J Preferred if, after giving effect to the issuance of such shares of common stock, such holder together with its affiliates would beneficially own more than 4.99% of the outstanding common stock.
(7)	Consists of 3,636,364 shares of common and 127,700,000 shares of common issuable upon the conversion of 1,262 shares of Series J Preferred, at a conversion price of $0.001 per share.
(8)	Mr. Joseph Corbisiero was the chief executive officer of Freight Connections until December 1, 2023. Includes 178,911,844 shares of common stock held directly by Mr. Corbisiero and 323,740,000 shares of common issuable upon the conversion of 32,374 shares of Series H Preferred, at a conversion price of $0.0001 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have any securities authorized for issuance under any equity compensation plans.

OTHER INFORMATION

Important Notice Regarding Delivery of Stockholder Documents

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact the Company at: Transportation & Logistics Systems, Inc., 110 Chestnut Ridge Road, Suite 444, Montvale, NJ 07645, telephone: (833) 764-1443, email: info@tlss-inc.com.

Stockholders who hold shares through a broker, bank or other nominee may also contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Special Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Special Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder, to the extent permitted by Rule 14a-4(c) under the Exchange Act.

Where You Can Find More Information

The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. The Company’s SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also obtain copies of the Company’s SEC filings, free of charge, by contacting the Company at: Transportation & Logistics Systems, Inc., 110 Chestnut Ridge Road, Suite 444, Montvale, NJ 07645, telephone: (833) 764-1443, email: info@tlss-inc.com.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, is available without charge upon written request to: Transportation & Logistics Systems, Inc., 110 Chestnut Ridge Road, Suite 444, Montvale, NJ 07645, Attention: Secretary, telephone: (833) 764-1443, email: info@tlss-inc.com. The Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov. THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO CAREFULLY REVIEW THE ANNUAL REPORT ON FORM 10-K.

By Order of the Board of Directors,

/s/ Sebastian Giordano
Sebastian Giordano
Chairman and Chief Executive Officer

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Transportation and Logistics Systems, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Transportation and Logistics Systems, Inc.

SECOND: Article III of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to insert at the end of Article III as a new Paragraph C of Article III:

C. Effective as of [TIME] [DATE], 2026 (the “Effective Time”), every five thousand (5,000) shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be automatically combined into one (1) validly issued, fully paid, and non-assessable share of common stock, par value $0.001 per share (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share of common stock as a result of the Reverse Stock Split shall have such fractional share rounded up to the nearest whole share. The Reverse Stock Split shall not affect the number of authorized shares of common stock or the par value of the common stock.

THIRD: This Certificate of Amendment was approved by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with NRS 78.385 and NRS 78.390.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this [_____] day of [_____], 2026.

By:

Title: Chairman and Chief Executive Officer

Name: Sebastian Giordano

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/TLSS
Use the Internet to vote your proxy until 11:59 p.m. (CT) on August 10, 2026.
Scan code below for mobile voting.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on August 10, 2026.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

SPECIAL MEETING OF STOCKHOLDERS

Tuesday, August 11, 2026
10:00 a.m. Eastern Time

To register for the virtual meeting, please follow the instructions below:

- Visit **register.proxypush.com/TLSS** on your smartphone, tablet or computer.
- As a shareholder, you will then be required to enter your control number which is located in the upper righthand corner on the reverse side of this proxy card.
- After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. **proxy**

This proxy is solicited by the Board of Directors for use at the Special Meeting on August 11, 2026.

This Proxy is solicited on behalf of the Board of Directors of Transportation and Logistics Systems, Inc. The undersigned hereby appoints Sebastian Giordano, Chairman and Chief Executive Officer, as proxy, with full power of substitution, to represent and vote all of the shares of common stock and/or Series J Senior Convertible Preferred Stock of Transportation and Logistics Systems, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on August 11, 2026, at 10:00 a.m. Eastern Time, virtually via live webcast, and at any adjournment or postponement thereof.

See reverse for voting instructions.